UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 17, 2012

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated April 17, 2012, regarding its financial results for the period ended March 31, 2012, including consolidated financial statements for the period ended March 31, 2012, is Attachment I of this Form 8-K. Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s first quarter earnings presentation on April 17, 2012, as well as certain reconciliation and other information (“Non-GAAP Supplemental Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 17, 2012

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2012 FIRST-QUARTER RESULTS

•                  Diluted EPS:

—    GAAP: $2.61, up 13 percent;

—    Operating (non-GAAP): $2.78, up 15 percent;

•                  Net income:

—    GAAP: $3.1 billion, up 7 percent;

—    Operating (non-GAAP): $3.3 billion, up 9 percent;

•                  Gross profit margin:

—    GAAP: 45.1 percent, up 0.9 points;

—    Operating (non-GAAP): 45.7 percent, up 1.2 points;

•                  Revenue: $24.7 billion, flat, up 1 percent adjusting for currency;

•                  Free cash flow of $1.9 billion, up $1.1 billion;

•                  Software revenue up 5 percent, 7 percent adjusting for currency;

•                  Services revenue up 1 percent:

—    Services pre-tax income up 11 percent;

•                  Services backlog of $139 billion, down 2 percent, up 1 percent adjusting for currency;

•                  Systems and Technology revenue down 7 percent, 6 percent adjusting for currency;

•                  Growth markets revenue up 9 percent;

•                  Business analytics revenue up 14 percent;

•                  Smarter Planet revenue up more than 25 percent;

•                  Cloud revenue doubled first-quarter 2011 revenue;

•                  Full-year 2012 operating (non-GAAP) EPS expectations raised to at least $15.00 from at least $14.85.

ARMONK, N.Y., April 17, 2012 . . . IBM (NYSE: IBM) today announced first-quarter 2012 diluted earnings of $2.61 per share, compared with diluted earnings of $2.31 per share in the first quarter of 2011, an increase of 13 percent.  Operating (non-GAAP) diluted earnings were $2.78 per share, compared with operating diluted earnings of $2.41 per share in the first quarter of 2011, an increase of 15 percent.

First-quarter net income was $3.1 billion compared with $2.9 billion in the first quarter of 2011, an increase of 7 percent.  Operating (non-GAAP) net income was $3.3 billion compared with $3.0 billion in the first quarter of 2011, an increase of 9 percent.

Total revenues for the first quarter of 2012 of $24.7 billion were flat (up 1 percent, adjusting for currency) from the first quarter of 2011.

“In the first quarter, we drove strong profit and earnings per share growth.  We delivered another excellent software performance, expanded services margins, and continued the momentum in our growth initiatives,” said Ginni Rometty, IBM president and chief executive officer.  “Our investments in growth market countries continued to generate strong revenue growth across software, hardware and services while contributing to the company’s ongoing margin expansion.

“Based on this performance, we are raising our 2012 full-year operating earnings per share expectations to at least $15.00.”

First-Quarter GAAP — Operating (non-GAAP) Reconciliation

First-quarter operating (non-GAAP) diluted earnings exclude $0.17 per share of charges: $0.11 per share for the amortization of purchased intangible assets and other acquisition-related charges, and $0.06 per share for retirement-related charges driven by changes to plan assets and liabilities primarily related to market performance.

Full-Year 2012 Expectations

IBM raised its expectations for full-year 2012 GAAP diluted earnings per share to at least $14.27 from at least $14.16; and operating (non-GAAP) diluted earnings per share to at least $15.00 from at least $14.85.  The 2012 operating (non-GAAP) earnings expectations exclude $0.73 per share of charges for amortization of purchased intangible assets, other acquisition-related charges, and retirement-related charges driven by changes to plan assets and liabilities primarily related to market performance.

Geographic Regions

The Americas’ first-quarter revenues were $10.5 billion, an increase of 1 percent (up 2 percent, adjusting for currency) from the 2011 period.  Revenues from Europe/Middle East/Africa were $7.6 billion, down 2 percent (up 1 percent, adjusting for currency).  Asia-Pacific revenues increased 4 percent (up 1 percent, adjusting for currency) to $6.1 billion.  OEM revenues were $509 million, down 17 percent compared with the 2011 first quarter.

Growth Markets

Revenues from the company’s growth markets increased 9 percent (up 9 percent, adjusting for currency) and 40 countries had double digit revenue growth at constant currency.  Revenues in the BRIC countries — Brazil, Russia, India and China — increased 10 percent (up 11 percent, adjusting for currency).

Services

Global Technology Services segment revenues increased 2 percent (up 3 percent, adjusting for currency) to $10.0 billion.  Global Business Services segment revenues were down 2 percent (down 1 percent, adjusting for currency) to $4.6 billion.

Pre-tax income from Global Technology Services increased 20 percent and pre-tax margin increased to 14.3 percent.  Global Business Services pre-tax income decreased 6 percent and pre-tax margin decreased to 12.5 percent.

The estimated services backlog at March 31 was $139 billion, down 2 percent year over year at actual rates (up 1 percent, adjusting for currency). Services backlog at the end of a quarter measures the current value of work under contract expected to be recognized as revenue in future quarters.

Software

Revenues from the Software segment were $5.6 billion, an increase of 5 percent (up 7 percent, adjusting for currency) compared with the first quarter of 2011.   Software pre-tax income increased 12 percent and pre-tax margin increased to 30.2 percent.

Revenues from IBM’s key middleware products, which include WebSphere, Information Management, Tivoli, Lotus and Rational products, were $3.5 billion, an increase of 7 percent (up 8 percent, adjusting for currency) versus the first quarter of 2011.  Operating systems revenues of $590 million increased 9 percent (up 10 percent, adjusting for currency) compared with the prior-year quarter.

Revenues from the WebSphere family of software products increased 16 percent year over year.  Information Management software revenues increased 5 percent.  Revenues from Tivoli software increased 5 percent.  Revenues from Lotus software were flat, and Rational software increased 1 percent.

Revenues from the company’s business analytics operations across services, software and hardware segments increased 14 percent.

Hardware

Revenues from the Systems and Technology segment totaled $3.7 billion for the quarter, down 7 percent (down 6 percent, adjusting for currency) from the first quarter of 2011.  Systems and Technology pre-tax income decreased $236 million.

Total systems revenues decreased 6 percent (down 6 percent, adjusting for currency).    Revenues from Power Systems were flat compared with the 2011 period.  Revenues from System x were also flat.  Revenues from System z mainframe server products decreased 25 percent compared with the year-ago period.  Total delivery of

System z computing power, as measured in MIPS (millions of instructions per second), decreased 5 percent.  Revenues from System Storage decreased 4 percent, and revenues from Retail Store Solutions decreased 13 percent year over year.  Revenues from Microelectronics OEM decreased 13 percent.

Financing

Global Financing segment revenues decreased 5 percent (down 4 percent, adjusting for currency) in the first quarter to $490 million.  Pre-tax income for the segment decreased 1 percent to $512 million.

***

The company’s total gross profit margin was 45.1 percent in the 2012 first quarter compared with 44.1 percent in the 2011 first-quarter period.  Total operating (non-GAAP) gross profit margin was 45.7 percent in the 2012 first quarter compared with 44.5 percent in the 2011 first-quarter period, with increases in Global Technology Services and Global Business Services.

Total expense and other income increased 3 percent to $7.3 billion compared with the prior-year period.  S,G&A expense of $5.9 billion increased 1 percent year over year. R,D&E expense of $1.6 billion increased 1 percent compared with the year-ago period.  Intellectual property and custom development income decreased to $255 million compared with $262 million a year ago.  Other (income) and expense was income of $58 million compared with prior-year income of $202 million.  Interest expense increased to $110 million compared with $93 million in the prior year.

Total operating (non-GAAP) expense and other income increased 3 percent to $7.2 billion compared with the prior-year period.  Operating (non-GAAP) S,G&A expense of $5.8 billion was flat compared with prior-year expense.  Operating (non-GAAP) R,D&E expense of $1.6 billion was flat compared with the year-ago period.

Pre-tax income of $3.8 billion and pre-tax margin of 15.5 percent were flat compared with the prior-year period.  Operating (non-GAAP) pre-tax income increased 3 percent to $4.1 billion and pre-tax margin was 16.7 percent, up 0.5 points.

IBM’s tax rate was 20.1 percent, down 4.9 points year over year; operating (non-GAAP) tax rate was 20.6 percent, down 4.4 points.  The lower tax rate was due to a one-time benefit associated with a tax restructuring in Latin America.  The benefit offset the company’s first-quarter workforce rebalancing expense, similar to first-quarter 2011 when a one-time gain from asset sales offset workforce rebalancing expenses.  The company expects its full-year 2012 effective tax rate on a GAAP and operating (non-GAAP) basis to be in the range of 24 percent; and excluding the one-time benefit in the first quarter, the rate is expected to be in the range of 25 percent.

Net income margin increased 0.8 points to 12.4 percent.  Total operating (non-GAAP) net income margin increased 1.1 points to 13.2 percent.

The weighted-average number of diluted common shares outstanding in the first-quarter 2012 was 1.17 billion compared with 1.24 billion shares in the same period of 2011.  As of March 31, 2012, there were 1.15 billion basic common shares outstanding.

Debt, including Global Financing, totaled $32.1 billion, compared with $31.3 billion at year-end 2011.  From a management segment view, Global Financing debt totaled $23.6 billion versus $23.3 billion at year-end 2011, resulting in a debt-to-equity ratio of 7.0 to 1.  Non-global financing debt totaled $8.5 billion, an increase of $469 million since year-end 2011, resulting in a debt-to-capitalization ratio of 32.7 percent from 32.0 percent.

IBM ended the first-quarter 2012 with $12.3 billion of cash on hand and generated free cash flow of $1.9 billion, excluding Global Financing receivables, up approximately $1.1 billion year over year.  The company returned $3.9 billion to shareholders through $0.9 billion in dividends and $3.0 billion of share repurchases.  The balance sheet remains strong, and the company is well positioned to support the business over the long term.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and corporate IT spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results and purchases, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers and business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions and alliances; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results and expectations —

•      presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•      presenting non-global financing debt-to-capitalization ratio;

•      adjusting for free cash flow;

•      adjusting for currency (i.e., at constant currency);

•      adjusting for one-time tax benefit.

The rationale for management’s use of non-GAAP measures is included as part of the supplemental materials presented within the first-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplemental Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/1q12.  Presentation charts will be available on the Web site shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended March 31,
			Percent
	2012	2011	Change

REVENUE

Global Technology Services	$10,035	$9,863	1.7%
Gross profit margin	35.3%	33.8%

Global Business Services	4,637	4,710	-1.5%
Gross profit margin	28.0%	27.4%

Software	5,600	5,308	5.5%
Gross profit margin	87.0%	87.0%

Systems and Technology	3,749	4,019	-6.7%
Gross profit margin	34.2%	37.8%

Global Financing	490	516	-5.1%
Gross profit margin	50.7%	53.5%

Other	162	190	-14.9%
Gross profit margin	-74.8%	-93.3%

TOTAL REVENUE	24,673	24,607	0.3%

GROSS PROFIT	11,118	10,858	2.4%
Gross profit margin	45.1%	44.1%

EXPENSE AND OTHER INCOME

S,G&A	5,886	5,826	1.0%
Expense to revenue	23.9%	23.7%

R,D&E	1,601	1,587	0.9%
Expense to revenue	6.5%	6.4%

Intellectual property and custom development income	(255)	(262)	-2.5%
Other (income) and expense	(58)	(202)	-71.2%
Interest expense	110	93	17.7%

TOTAL EXPENSE AND OTHER INCOME	7,283	7,041	3.4%
Expense to revenue	29.5%	28.6%

INCOME BEFORE INCOME TAXES	3,836	3,817	0.5%
Pre-tax margin	15.5%	15.5%

Provision for income taxes	769	954	-19.4%
Effective tax rate	20.1%	25.0%

NET INCOME	$3,066	$2,863	7.1%

Net income margin	12.4%	11.6%

EARNINGS PER SHARE OF COMMON STOCK:
ASSUMING DILUTION	$2.61	$2.31	13.0%
BASIC	$2.65	$2.34	13.2%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING(M’s):
ASSUMING DILUTION	1,174.2	1,240.0
BASIC	1,159.1	1,222.2

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
	March 31,	December 31,
(Dollars in Millions)	2012	2011

ASSETS

Current Assets:
Cash and cash equivalents	$11,835	$11,922
Marketable securities	500	—
Notes and accounts receivable - trade (net of allowances of $272 in 2012 and $256 in 2011)	10,012	11,179
Short-term financing receivables (net of allowances of $282 in 2012 and $311 in 2011)	15,160	16,901
Other accounts receivable (net of allowances of $9 in 2012 and $11 in 2011)	1,669	1,481
Inventories, at lower of average cost or market:
Finished goods	696	589
Work in process and raw materials	2,058	2,007

Total inventories	2,754	2,595
Deferred taxes	1,617	1,601
Prepaid expenses and other current assets	5,299	5,249

Total Current Assets	48,847	50,928

Property, plant and equipment	40,441	40,124
Less: Accumulated depreciation	26,496	26,241

Property, plant and equipment	13,946	13,883
Long-term financing receivables (net of allowances of $58 in 2012 and $38 in 2011)	10,549	10,776
Prepaid pension assets	2,974	2,843
Deferred taxes	3,100	3,503
Goodwill	27,468	26,213
Intangible assets - net	3,641	3,392
Investments and sundry assets	4,822	4,895

Total Assets	$115,347	$116,433

LIABILITIES AND EQUITY

Current Liabilities:
Taxes	$2,184	$3,313
Short-term debt	6,293	8,463
Accounts payable	7,416	8,517
Compensation and benefits	4,370	5,099
Deferred income	13,269	12,197
Other accrued expenses and liabilities	4,677	4,535

Total Current Liabilities	38,209	42,123

Long-term debt	25,760	22,857
Retirement and nonpension postretirement benefit obligations	17,579	18,374
Deferred income	3,904	3,847
Other liabilities	9,112	8,996

Total Liabilities	94,563	96,197

Equity:
IBM Stockholders’ Equity:
Common stock	48,800	48,129
Retained earnings	107,036	104,857
Treasury stock — at cost	(114,020)	(110,963)
Accumulated other comprehensive income/(loss)	(21,115)	(21,885)

Total IBM stockholders’ equity	20,701	20,138

Noncontrolling interests	82	97

Total Equity	20,783	20,236

Total Liabilities and Equity	$115,347	$116,433

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended
	March 31,
(Dollars in Millions)	2012	2011

Net Cash from Operating Activities per GAAP:	$4,291	$3,792

Less: the change in Global Financing (GF) Receivables	1,424	1,936

Net Cash from Operating Activities (Excluding GF Receivables)	2,867	1,856

Capital Expenditures, Net	(1,002)	(1,058)

Free Cash Flow (Excluding GF Receivables)	1,865	798

Acquisitions	(1,319)	(51)
Dividends	(870)	(795)
Share Repurchase	(3,015)	(4,045)
Non-GF Debt	657	1,027
Other (includes GF Receivables, GF Debt)	3,094	4,660

Change in Cash, Cash Equivalents and Short-term Marketable Securities	$413	$1,594

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	FIRST-QUARTER 2012
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin

SEGMENTS

Global Technology Services	$10,035	$293	$10,328	$1,480	14.3%
% change	1.7%	-4.6%	1.6%	19.6%

Global Business Services	4,637	182	4,820	601	12.5%
% change	-1.5%	-8.8%	-1.8%	-6.1%

Software	5,600	840	6,439	1,945	30.2%
% change	5.5%	1.2%	4.9%	12.1%

Systems and Technology	3,749	151	3,900	(105)	-2.7%
% change	-6.7%	-38.2%	-8.5%	NM

Global Financing	490	485	975	512	52.6%
% change	-5.1%	-2.5%	-3.8%	-1.3%

TOTAL REPORTABLE SEGMENTS	$24,511	$1,951	$26,462	$4,434	16.8%
% change	0.4%	-6.1%	-0.1%	4.0%

Eliminations / Other	162	(1,951)	(1,789)	(598)

TOTAL IBM CONSOLIDATED	$24,673	$0	$24,673	$3,836	15.5%
% change	0.3%		0.3%	0.5%

NM - Not Meaningful

	FIRST-QUARTER 2011
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin

SEGMENTS

Global Technology Services	$9,863	$307	$10,170	$1,238	12.2%

Global Business Services	4,710	200	4,910	640	13.0%

Software	5,308	830	6,138	1,735	28.3%

Systems and Technology	4,019	244	4,263	132	3.1%

Global Financing	516	497	1,013	519	51.3%

TOTAL REPORTABLE SEGMENTS	$24,416	$2,078	$26,494	$4,264	16.1%

Eliminations / Other	190	(2,078)	(1,887)	(447)

TOTAL IBM CONSOLIDATED	$24,607	$0	$24,607	$3,817	15.5%

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	FIRST-QUARTER 2012
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$11,118	$89		$71		$11,278

Gross Profit Margin	45.1%	0.4	Pts	0.3	Pts	45.7%

S,G&A	5,886	(84)		(36)		5,766

R,D&E	1,601	0		4		1,605

Other (Income) & Expense	(58)	(1)		0		(59)

Total Expense & Other (Income)	7,283	(85)		(32)		7,166

Pre-Tax Income	3,836	173		102		4,111

Pre-Tax Income Margin	15.5%	0.7	Pts	0.4	Pts	16.7%

Provision for Income Taxes***	769	47		30		846

Effective Tax Rate	20.1%	0.3	Pts	0.2	Pts	20.6%

Net Income	3,066	126		73		3,265

Net Income Margin	12.4%	0.5	Pts	0.3	Pts	13.2%

Diluted Earnings Per Share	$2.61	$0.11		$0.06		$2.78

	FIRST-QUARTER 2011
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$10,858	$85		$14		$10,957

Gross Profit Margin	44.1%	0.3	Pts	0.1	pts	44.5%

S,G&A	5,826	(76)		(10)		5,740

R,D&E	1,587	0		19		1,606

Other (Income) & Expense	(202)	(4)		0		(206)

Total Expense & Other (Income)	7,041	(80)		10		6,971

Pre-Tax Income	3,817	165		4		3,986

Pre-Tax Income Margin	15.5%	0.7	Pts	0.0	Pts	16.2%

Provision for Income Taxes***	954	48		(6)		997

Effective Tax Rate	25.0%	0.2	Pts	-0.2	Pts	25.0%

Net Income	2,863	117		10		2,990

Net Income Margin	11.6%	0.5	Pts	0.0	Pts	12.1%

Diluted Earnings Per Share	$2.31	$0.09		$0.01		$2.41

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

Contact:	IBM
Mike Fay, 914-499-6107
mikefay@us.ibm.com

John Bukovinsky, 732-618-3531
jbuko@us.ibm.com

1Q 2012 Earnings Presentation April 17, 2012 ATTACHMENT II

Forward Looking Statements and Non-GAAP Information Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company's current assumptions regarding future business and financial performance. Those statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. Any forward-looking statement made during this presentation speaks only as of the date on which it is made. The company assumes no obligation to update or revise any forward-looking statements. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. In an effort to provide additional and useful information regarding the company’s financial results and other financial information as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, certain non-GAAP information including "operating earnings" and other "operating" financial measures. The rationale for management’s use of this non-GAAP information, the reconciliation of that information to GAAP, and other related information are included in supplemental materials entitled “Non-GAAP Supplemental Materials” that are posted on the Company’s investor relations web site at http://www.ibm.com/investor/1q12/ The Non-GAAP Supplemental Materials are also included as Attachment II to the Company’s Form 8-K dated April 17, 2012.

1Q 2012 Highlights 1Q Segment highlights: Continued momentum in Software: Revenue +7% @CC, Profit +12% Services Profit +11%; growth markets revenue +10% @CC Systems & Technology declined vs. strong 1Q11; continued share gain in Power Expanded gross, pre-tax, and net operating margins Strong Cash Flow supports investment and shareholder returns In April, announced new class of computing; benefit in second half +$1.1B yr/yr $1.9B Free Cash Flow +9% yr/yr $3.3B Operating Net Income +15% yr/yr $2.78 Operating (Non-GAAP) EPS Flat, 1% yr/yr @CC $24.7B Revenue Increasing expectations to at least $15.00 of Operating EPS in 2012

Key Financial Metrics 4.4 pts 20.6% Tax Rate 1.1 pts 13.2% NI Margin 0.5 pts 16.7% PTI Margin 1.2 pts 45.7% GP Margin B/(W) Yr/Yr 1Q12 P&L Ratios (Operating) 1% @CC 9% $3.3 NI – Operating 15% $2.78 EPS – Operating Flat $24.7 Revenue B/(W) Yr/Yr 1Q12 P&L Highlights 3.5 14.0 $17.7 Last 12 Mos. Cash Balance @ Mar. 31 Dividends Share Repurchase Free Cash Flow (excl GF Receivables) Cash Highlights 12.3 0.9 3.0 $1.9 1Q12 $ in Billions, except EPS

Expense Summary (3 pts) 2 pts 0 pts Base (2 pts) 2 pts (3%) $7.2 Operating Expense & Other Income (18%) 0.1 Interest Expense (71%) (0.1) Other (Income)/Expense (3%) (0.3) IP and Development Income (2 pts) 1 pts Flat 1.6 RD&E – Operating (2 pts) 1 pts Flat $5.8 SG&A – Operating Acq.* Currency B/(W) Yr/Yr 1Q12 $ in Billions B/(W) Yr/Yr Drivers * Includes acquisitions made in the last twelve months, net of non-operating acquisition-related charges Notes: 1Q12 includes workforce rebalancing of $225M; one-time tax benefit 1Q11 includes workforce rebalancing of $222M; investment gain of ($203M)

Revenue and Gross Profit Margin by Segment 45.7% 50.7% 34.2% 87.0% 28.0% 35.3% 1Q12 1.2 pts (2.8 pts) (3.6 pts) (0.1 pts) 0.7 pts 1.5 pts B/(W) Yr/Yr Pts 7% 5% 5.6 Software 1Q12 1% Flat $24.7 Total Revenue & Operating GP Margin (4%) (5%) 0.5 Global Financing (6%) (7%) 3.7 Systems & Technology (1%) (2%) 4.6 Global Business Services 3% 2% $10.0 Global Technology Services B/(W) Yr/Yr Rptd @CC $ in Billions Operating Gross Profit Margin Revenue Strong Software performance; GP Margin driven by Services and Mix

Expense Summary (3 pts) 2 pts 0 pts Base (2 pts) 2 pts (3%) $7.2 Operating Expense & Other Income (18%) 0.1 Interest Expense (71%) (0.1) Other (Income)/Expense (3%) (0.3) IP and Development Income (2 pts) 1 pts Flat 1.6 RD&E – Operating (2 pts) 1 pts Flat $5.8 SG&A – Operating Acq.* Currency B/(W) Yr/Yr 1Q12 $ in Billions B/(W) Yr/Yr Drivers * Includes acquisitions made in the last twelve months, net of non-operating acquisition-related charges Notes:  1Q12 includes workforce rebalancing of $225M; one-time tax benefit 1Q11 includes workforce rebalancing of $222M; investment gain of ($203M)

20% $1.5 Pre-Tax Income 2.2 pts 14.3% PTI Margin @CC Rptd 1Q12 1.5 pts 35.3% Gross Margin (External) 3% 2% $10.0 Revenue (External) B/(W) Yr/Yr Services Segments Global Technology Services (GTS) Global Business Services (GBS) Double-digit growth in Pre-Tax Income 1Q12 Revenue (% of Total Services) $ in Billions (6%) $0.6 Pre-Tax Income (0.6 pts) 12.5% PTI Margin @CC Rptd 1Q12 0.7 pts 28.0% Gross Margin (External) (1%) (2%) $4.6 Revenue (External) B/(W) Yr/Yr $ in Billions 1Q12 @CC Rptd GTS 1% (1%) Flat Flat 4% 3% (2%) Services Backlog $139B (2%) Consulting & Systems Integration (1%) GBS Outsourcing GBS Yr/Yr 1Q12 Revenue Flat Maintenance 3% Integrated Technology Services 2% GTS Outsourcing GTS Outsourcing 40% GBS C&SI 24% Maint. 13% ITS 16% GBS Outsourcing 7%

Software Segment 12% $1.9 Pre-Tax Income @CC Rptd 1Q12 1.9 pts 30.2% PTI Margin (0.1 pts) 87.0% Gross Margin (External) 7% 5% $5.6 Revenue (External) B/(W) Yr/Yr @CC Rptd 7% 5% 8% 2% 1% 6% 6% 17% 5% Total Software 4% Total Middleware 7% Key Branded Middleware 1% Rational Flat Lotus Yr/Yr 1Q12 Revenue 5% Tivoli 5% Information Management 16% WebSphere Family 1Q12 Revenue (% of Total Software) Key Branded Middleware 62% Operating Systems 11% Other Middleware 19% Other 8% $ in Billions Strong performance in growth initiatives

Systems & Technology Segment nm ($0.1) Pre-Tax Income @CC Rptd 1Q12 (5.8 pts) (2.7%) PTI Margin (3.6 pts) 34.2% Gross Margin (External) (6%) (7%) $3.7 Revenue (External) B/(W) Yr/Yr $ in Billions 1Q12 Revenue (% of Total Sys & Tech) Servers 65% Storage 19% Micro OEM 12% RSS Yr/Yr 1Q12 Revenue (6%) (13%) (6%) (12%) (3%) Flat 1% (24%) @CC Flat Power Systems (6%) Total Systems (7%) Total Systems & Technology (13%) Microelectronics OEM (13%) Retail Store Solutions (4%) Storage Flat System x Rptd (25%) System z Continued competitive displacements in Power

Cash Flow Analysis $0.3 ($1.2) $0.4 Change in Cash & Marketable Securities 2.3 1.7 (15.0) (3.5) 0.0 (1.8) 16.6 (4.1) 20.7 (0.8) $19.8 FY11 (1.6) 3.1 Other (includes GF A/R & GF Debt) (0.4) 0.7 Non-GF Debt 1.0 (3.0) Share Repurchases (0.1) (0.9) Dividends 0.0 0.0 Divestitures (1.3) (1.3) Acquisitions 1.1 1.9 Free Cash Flow (excluding GF Receivables) 0.1 (1.0) Net Capital Expenditures B/(W) Yr/Yr 1Q12 1.0 2.9 Net Cash from Operations (excluding GF Receivables) (0.5) 1.4 Less: Global Financing Receivables $0.5 $4.3 Net Cash from Operations $ in Billions Strong Free Cash Flow performance

7.2 32% 20.2 96.2 31.3 23.3 8.0 64.9 116.4 35.1 69.4 $11.9 Dec. 11 7.0 33% 20.8 94.6 32.1 23.6 8.5 62.5 115.3 32.7 70.3 $12.3 Mar. 12 7.0 25% 22.8 90.2 30.3 23.7 6.5 59.9 113.0 32.3 67.4 $13.2 Mar. 11 Equity Total Liabilities Total Debt Global Financing Debt Non-GF Debt* Global Financing Leverage Non-GF Debt / Capital Other Liabilities Total Assets Global Financing Assets Non-GF Assets* Cash & Marketable Securities Balance Sheet Summary $ in Billions * Includes eliminations of inter-company activity

1Q11 Operating EPS Revenue Growth @ Actual Margin Expansion Share Repurchases 1Q12 Operating EPS Operating EPS Bridge – 1Q11 to 1Q12 $0.01 $0.21 $0.15 $2.41 $2.78

1Q 2012 Summary Continued strength in growth initiatives Growth markets +9% yr/yr Business analytics +14% yr/yr Cloud doubled yr/yr Smarter Planet >25% yr/yr High value content contributes to margin expansion Expanded margins Operating gross profit margin +1.2 pts Operating net margin +1.1 pts Strong cash performance supports investment and shareholder returns 2010 2015e $11.67 At least $20 2011 $13.44 2012e $15.00+ Increasing expectations to at least $15.00 of Operating EPS in 2012 Operating EPS

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Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Global Financing Portfolio Revenue by Key Industry Sales Unit Cash Flow (FAS 95) Non-GAAP Supplemental Materials Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items, Constant Currency Cash Flow, Debt-to-Capital Ratio, Effective Tax Rate Reconciliation of Operating Earnings Per Share GAAP to Operating (Non-GAAP) Bridge – 1Q 2012 GAAP to Operating (Non-GAAP) Bridge – 1Q 2011 GAAP to Operating (Non-GAAP) Bridge – 1Q 2012 GAAP to Operating (Non-GAAP) Bridge – 1Q 2011 Reconciliation of Free Cash Flow (excluding GF Receivables) Reconciliation of Revenue Growth Reconciliation of B/(W) Yr/Yr Expense Drivers – 1Q12 Reconciliation of Debt-to-Capital Ratio Reconciliation of Operating EPS Bridge 1Q11 to 1Q12 Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding Supplemental Materials

Currency – Year/Year Comparison Flat $24.7 Revenue As Reported (1 pts) (0.2) Currency Impact 1% $24.9 Revenue @CC Yr/Yr (US$B) ~(0-1 pts) (4%) 1% (3%) 4Q12 ~(3pts) 1% (3%) (10%) 2Q12 ~(3 pts) (4%) (1%) (8%) 3Q12 80 0.63 0.76 4/16 Spot (1 pts) 4% (2%) (4%) Yr/Yr 1Q12 IBM Revenue Impact 79 Yen 0.64 Pound 0.76 Euro Yr/Yr @ 4/16 Spot Quarterly Averages per US $ Supplemental Materials

Supplemental Segment Information – 1Q 2012 $1 Quarter-to-Quarter ($4) Year-to-Year Change in Backlog due to Currency 20% 16% $5.5 Outsourcing - GTS O/S, GBS O/S (AMS) 11% 9% 6.3 Transactional - ITS, Consulting & AMS SI (incl. US Federal) 15% 12% $11.8 Total Signings Backlog $ in Billions @CC Yr/Yr 1Q12 Global Services $1 ($3) $139 Total Backlog ($2) ($5) $91 Outsourcing Backlog Signings $ in Billions @CC Yr/Yr 1Q12 Global Services Note: Actual backlog calculated using March 31 currency spot rates 3% 2% Total GTS Flat Flat Maintenance (1%) (2%) Total GBS Flat Flat Maintenance 4% 3% Integrated Tech Services (1%) (2%) GBS C&SI 2% 1% Total Outsourcing @CC Yr/Yr Global Services 1% Flat Total Transactional Revenue Growth Flat (1%) GBS Outsourcing 3% 2% GTS Outsourcing Supplemental Revenue Information Supplemental Backlog / Signings Information Supplemental Materials

Supplemental Segment Information – 1Q 2012 Share GP% @CC Yr/Yr Systems & Technology (6%) (13%) (6%) (12%) (3%) Flat 1% (24%) = = (7%) Total Systems & Technology (13%) Microelectronics OEM (6%) Total Systems (13%) Retail Store Solutions (4%) Storage Flat System x Revenue Growth Flat Power Systems (25%) System z Revenue Growth 7% 5% Total Software 14% 13% Other Software/Services 10% 9% Operating Systems 5% 4% Total Middleware (1%) (2%) Other Middleware 8% 7% Key Branded Middleware 2% 1% Rational 1% Flat Lotus @CC Yr/Yr Software 6% 5% Tivoli 6% 5% Information Management 17% 16% WebSphere Family Supplemental Materials

20 Global Financing Portfolio 1Q12 – $25.1B Net External Receivables Supplemental Materials 1Q12 4Q11 1Q11 Identified Loss Rate 0.8% 0.8% 1.2% Anticipated Loss Rate 0.5% 0.5% 0.3% Reserve Coverage 1.3% 1.3% 1.5% Client Days Delinquent Outstanding 2.8 1.9 3.3 Commercial A/R > 30 Days $68M $37M $25M 24% 38% 22% 10% 5% 1% 0% 10% 20% 30% 40% Aaa-A3 Baa1-Baa3 Ba1-Ba2 Ba3-B1 B2-B3 Caa-D Investment Grade 62% Non-Investment Grade 38%

1% Flat $24.7 Total IBM 8% 6% 5.2 General Business 1Q12 1% Flat 2.3 Communications Flat Flat 2.3 Distribution 3% 2% 2.5 Industrial 3% 3% 3.8 Public (2%) (2%) $7.1 Financial Services B/(W) Yr/Yr Rptd @CC Revenue by Key Industry Sales Unit $ in Billions General Business Comms Distribution Industrial Public Financial Services Supplemental Materials

Cash Flow (FAS 95) ($0.1) 0.2 (2.3) 0.6 (3.0) (0.9) 1.0 (2.2) 0.1 (1.3) 0.0 (1.0) 4.3 1.4 (1.5) 0.2 1.2 $3.1 1Q12 $2.1 0.1 (2.3) 0.9 (4.0) (0.8) 1.6 0.5 1.6 (0.1) 0.0 (1.1) 3.8 1.9 (2.4) 0.2 1.2 $2.9 1Q11 Net Change in Cash & Cash Equivalents Working Capital / Other Effect of Exchange Rate changes on Cash Net Cash used in Financing Activities Common Stock Transactions - Other Common Stock Repurchases Dividends Debt, net of payments & proceeds Net Cash used in Investing Activities Marketable Securities / Other Investments, net Acquisitions, net of cash acquired Divestitures, net of cash transferred Capital Expenditures, net of payments & proceeds Net Cash provided by Operating Activities Global Financing A/R Stock-based Compensation Depreciation / Amortization of Intangibles Net Income from Operations $ in Billions Supplemental Materials

Non-GAAP Supplemental Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items Management presents certain financial measures excluding the effects of certain acquisition-related charges, non-operating retirement-related costs, and any related tax impacts. Management uses the term "operating" to describe this view of the company's financial results and other financial information. For acquisitions, these measures exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable restructuring and related expenses, and tax charges related to acquisition integration. For retirement-related costs, the company has characterized certain items as operating and others as non-operating. The company includes service cost, amortization of prior service cost and the cost of defined contribution plans in its operating results. Non-operating retirement-related costs include interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements, multi-employer plan costs, pension insolvency costs, and other costs. Non-operating costs primarily relate to changes in pension plan assets and liabilities which are tied to market performance, and management considers these costs to be outside the operational performance of the business. Management’s calculation of these operating measures, as presented, may differ from similarly titled measures reported by other companies. Overall, management believes that providing investors with an operating view as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans, improves visibility to management decisions and their impacts on operational performance, enables better comparison to peer companies, and allows the company to provide a long term strategic view of the business going forward. For the 2015 earnings per share roadmap, the company is utilizing an operating view to establish its objectives and track its progress. Effective January 1, 2011, the company’s segment financial results and performance reflect operating earnings, consistent with the company’s management and measurement system. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Supplemental Materials

Non-GAAP Supplemental Materials Cash Flow Management uses a free cash flow measure to evaluate the company’s operating results, plan share repurchase levels, evaluate strategic investments and assess the company’s ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The company defines free cash flow as net cash from operating activities less the change in Global Financing receivables and net capital expenditures, including the investment in software. A key objective of the Global Financing business is to generate strong returns on equity, and increasing receivables is the basis for growth. Accordingly, management considers Global Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management includes presentations of both free cash flow and cash flow from operations that exclude the effect of Global Financing receivables. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations. Effective Tax Rate Management presents the company’s effective tax rate excluding the effects of a one-time tax benefit. Management believes this measure is more representative of the company’s ongoing effective tax rate and provides additional insight into, and clarifies the basis for, historical and/or future effective tax rates, which may be more useful for investors. Supplemental Materials

Non-GAAP Supplemental Materials Reconciliation of Operating Earnings Per Share IBM Operating EPS (Non-GAAP) Acquisition-Related Charges * Amortization of Purchased Intangibles Other Acquisition-Related Charges Non-Operating Retirement-Related Items IBM GAAP EPS Adjustments 2012 Expectations $14.27+ $15.00+ $0.47 $0.43 $0.04 $0.26 * Includes acquisitions closed as of 3/31/2012 The above serves to reconcile the Non-GAAP financial information contained in the “1Q 2012 Highlights” and “1Q 2012 Summary” discussions in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 1Q 2012 (59) 0 (1) (58) Other Income & Expense 7,166 (32) (85) 7,283 Total Operating Expense & Other Income 846 30 47 769 Tax *** $2.78 $0.06 $0.11 $2.61 Diluted Earnings Per Share 3,265 73 126 3,066 Net Income 4,111 102 173 3,836 Pre-Tax Income 1,605 4 0 1,601 RD&E 5,766 (36) (84) 5,886 SG&A $11,278 $71 $89 $11,118 Gross Profit Operating (Non-GAAP) Retirement-related Adjustments** Acquisition-related Adjustments* GAAP $ in Millions, except EPS * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “1Q 2012 Highlights,” “Key Financial Metrics” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 1Q 2011 (206) 0 (4) (202) Other Income & Expense 6,971 10 (80) 7,041 Total Operating Expense & Other Income 997 (6) 48 954 Tax *** $2.41 $0.01 $0.09 $2.31 Diluted Earnings Per Share 2,990 10 117 2,863 Net Income 3,986 4 165 3,817 Pre-Tax Income 1,606 19 0 1,587 RD&E 5,740 (10) (76) 5,826 SG&A $10,957 $14 $85 $10,858 Gross Profit Operating (Non-GAAP) Retirement-related Adjustments** Acquisition-related Adjustments* GAAP $ in Millions, except EPS * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “1Q 2012 Highlights,” “Key Financial Metrics” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

13.2% 0.3 pts 0.5 pts 12.4% Net Income Margin 20.6% 0.2 pts 0.3 pts 20.1% Tax Rate *** 16.7% 0.4 pts 0.7 pts 15.5% PTI Margin 45.7% 0.3 pts 0.4 pts 45.1% Gross Profit Margin Operating (Non-GAAP) Retirement-related Adjustments ** Acquisition-related Adjustments* GAAP * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 1Q 2012 The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics” and “1Q 2012 Summary” discussions in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

12.1% 0.0 pts 0.5 pts 11.6% Net Income Margin 25.0% (0.2 pts) 0.2 pts 25.0% Tax Rate *** 16.2% 0.0 pts 0.7 pts 15.5% PTI Margin 44.5% 0.1 pts 0.3 pts 44.1% Gross Profit Margin Operating (Non-GAAP) Retirement-related Adjustments ** Acquisition-related Adjustments* GAAP * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 1Q 2011 The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics” and “1Q 2012 Summary” discussions in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplemental Materials $17.7 Free Cash Flow (excluding GF Receivables) (4.0) Net Capital Expenditures 12 months ended 3/31/12 21.7 Net Cash from Operations (excluding GF Receivables) (1.3) Less: Global Financing Receivables $20.3 Net Cash from Operations $ in Billions Reconciliation of Free Cash Flow (excluding GF Receivables) The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics” discussion in the company’s earnings presentation. See Slide 24 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplemental Materials Reconciliation of Revenue Growth @CC As Rptd 10% 14% 17% 9% 10% (7%) 9% 13% 19% 8% 8% (4%) Growth Markets – Services Growth Markets – ITS Growth Markets – System x Canada UK Japan 1Q12 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “1Q 2012 Highlights,” “Revenue by Geography,” “Services Segments” and “Systems and Technology Segment” discussions in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

1 pts 0 pts 1 pts Currency (2 pts) 0 pts (2 pts) Acquisitions 2 pts 1 pts 1 pts Base Operating Expense & Other Income 2 pts 0 pts 2 pts Currency (2 pts) 0 pts (2 pts) Acquisitions SG&A 1 pts 0 pts 1 pts Currency (2 pts) 0 pts (2 pts) Acquisitions 0 pts 0 pts 0 pts Base RD&E (3 pts) 0 pts (3 pts) Base Operating (Non-GAAP) Non-GAAP Adjustments GAAP Non-GAAP Supplemental Materials Reconciliation of B/(W) Yr/Yr Expense Drivers – 1Q12 The above serves to reconcile the Non-GAAP financial information contained in the “Expense Summary” discussion in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Reconciliation of Debt-to-Capital Ratio 25% 57% 1Q11 33% 61% 1Q12 FY11 32% 61% Non-Global Financing Debt / Capital IBM Consolidated Debt / Capital The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet Summary” discussion in the company’s earnings presentation. See Slide 24 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials Supplemental Materials

* Includes amortization of purchased intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance Non-GAAP Supplemental Materials Reconciliation of Operating EPS Bridge 1Q11 to 1Q12 The above serves to reconcile the Non-GAAP financial information contained in the “Operating EPS Bridge – 1Q11 to 1Q12” discussion in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. $2.78 $0.06 $0.11 $2.61 1Q12 EPS 0.15 0.01 0.00 0.14 Share repurchases 0.21 0.04 0.02 0.15 Margin expansion 0.01 0.00 0.00 0.01 Revenue growth @ actual $2.41 $0.01 $0.09 $2.31 1Q11 EPS Operating (Non-GAAP) Retirement-related Adjustments** Acquisition-related Adjustments* GAAP Supplemental Materials

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